
                           EXHIBIT A


----------------------------------------------- -------------------- ------------------- -----------------------------
NAME OF FUND                                        EXPENSE CAP          EFFECTIVE             EXPENSE CAP TERM
                                                  (OF AVERAGE NET          DATE
                                                      ASSETS)
----------------------------------------------- -------------------- ------------------- -----------------------------
First Trust Dow Jones STOXX(R) European Select         0.60%             08/23/2007              08/23/2007-
Dividend Index Fund                                                                              08/23/2009
----------------------------------------------- -------------------- ------------------- -----------------------------
First Trust FTSE EPRA/NAREIT Developed                 0.60%             08/23/2007              08/23/2007-
Markets Real Estate Index Fund                                                                   08/23/2009
----------------------------------------------- -------------------- ------------------- -----------------------------
First Trust Dow Jones Global Select Dividend           0.60%             11/20/2007              11/20/2007-
Index Fund                                                                                       11/20/2009
----------------------------------------------- -------------------- ------------------- -----------------------------
First Trust Europe Select AlphaDEX(TM) Fund            0.70%
----------------------------------------------- -------------------- ------------------- -----------------------------
First Trust Japan Select AlphaDEX(TM) Fund             0.70%
----------------------------------------------- -------------------- ------------------- -----------------------------
First Trust Global IPO Index Fund                      0.60%
----------------------------------------------- -------------------- ------------------- -----------------------------
First Trust ISE Global Wind Energy Index Fund          0.60%             06/13/2008              06/13/2008-
                                                                                                 06/13/2010
----------------------------------------------- -------------------- ------------------- -----------------------------
First Trust ISE Global Engineering and                 0.70%             10/15/2008              10/15/2008-
Construction Index Fund                                                                          10/15/2010
----------------------------------------------- -------------------- ------------------- -----------------------------
First Trust NASDAQ(R) Clean Edge(R) Smart Grid         0.70%              10/9/2009               11/9/2009-
Infrastructure Index Fund                                                                         11/9/2011
----------------------------------------------- -------------------- ------------------- -----------------------------